Exhibit 10.11

Hangzhou Dayi E-commerce Co., Ltd.

Equity Interest Transfer Agreement

Signed on: March 5, 2019

This equity interest transfer agreement (the “Agreement”) is signed by and between the following three Parties (“Parties” or “Party”) in Shanghai, the People’s Republic of China (“China”) on March 5, 2019.

Party A:   Hangzhou Wunai Yidui Trade Co., Ltd.

Party B:   Hangzhou Hanyi E-commerce Co., Ltd.

Party C:   Zhang Yi, a natural person with Chinese citizenship and an ID card number of ######; address: ######

WHEREAS:

(A)                       The Target Company (as defined below) is a company established under the laws of China with registered address at Room 416, Building A13, Jiusheng Road No. 9, Jianggan District, Hangzhou City, Zhejiang Province, and unified social credit code of 91330104MA27XG4730.

(B)                       As of the date hereof, the registered capital of the Target Company is RMB 1 million, and Party A and Party B hold 49% and 51% of the equity of the Target Company respectively.

(C)                       Party A intends to transfer, and Party B agrees to accept, the 49% of the equity of the Target Company in accordance with the agreement.

THEREFORE, through friendly consultation and based on the principles of valuable consideration and good faith, Party A and Party B have reached the following agreements on the equity transfer of the Target Company on the date hereof in accordance with the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China as well as other relevant laws and regulations,.

Article 1  Interpretation

1.1           Unless otherwise agreed herein, the following nouns or terms shall have the meaning specified in this article when used herein.

1.2    In this Agreement:

“Registration Authority” refers to the Market Supervision and Administration Bureau of Jianggan District of Hangzhou City, or other competent authorities with the jurisdiction over the industrial and commercial registration of changes in the equity transfer matters hereunder.

“Articles of Association” refer to the current and effective articles of association of the Target Company registered and filed with the Registration Authority prior to the date hereof.

“Business Day” refers to any day other than Saturday, Sunday and statutory public holidays in China.

“Target Company” refers to Hangzhou Dayi E-commerce Co., Ltd.

“Ruhnn Cayman” refers to Ruhnn Holding Limited, a company incorporated under the laws of Cayman Islands with registered address at Osiris International Cayman Limited, Suite 4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands;

“Zhang Yi” is a natural person of Chinese nationality, with ID card number of ###### and address at ######.

1.3           The titles of the clauses and articles hereof are for convenience only without any substantive meaning, shall not be legally binding on the Parties hereto.

Article 2  Current Status of the Target Company

2.1           Registered shareholders of the Target Company: Up to the date hereof, Party A and Party B are the shareholders of the Target Company registered with the Registration Authority, holding 49% and 51% of the equity of the Target Company respectively.

2.2           Registered capital of the Target Company: Up to the date hereof, the registered capital of the Target Company is RMB 1 million.

Article 3  Equity Transfer

3.1           Party A hereby transfers the 49% of the equity of the Target Company to Party B at a price of RMB490,000. After the date hereof, Party B shall, as soon as possible, pay the said price to the bank account noticed by Party A five (5) Business Days in advance.

3.2           The equity transfer shall be closed after the completion of the industrial and commercial registration of changes as followings. After the close of the equity transfer, the shareholder and equity ratio of the Target Company is as follows:

Shareholder	Equity Ratio	Registered Capital (RMB)
Party B	100%	1 million

Article 4  Registration of Change

Party A shall actively cooperate with Party B for completing all the procedures required for the industrial and commercial registration of changes related to the equity transfer hereunder (including but not limited to signing all the documents required for the registration of changes), to ensure Party B’s completion of the registration of changes within 30 Business Days after the payment of the equity transfer price.

Article 5 Obligations of both Parties

5.1    Obligations of Party A

5.1.1                     Party A shall ensure that all representation and warranty made by it hereunder are true, complete and accurate.

5.1.2                     Party A shall assist Party B in completing all the procedures related to the equity transfer hereunder, including but not limited the handling of the industrial and commercial registration of changes and the signing of the documents necessary for the equity transfer, both as required by laws and regulations of China.

5.2    Obligations of Party B

5.2.1                     Party B shall ensure that all representation and warranty made by it hereunder are true, complete and accurate.

5.2.2                     Party B shall prepare and produce the documents necessary for the equity transfer as required by laws and regulations of China.

5.2.3                     Party B shall assist the Target Company to complete the registration and filing procedures as required by laws and regulations of China with relevant government departments, urge the Target Company to complete and/or assist in completing all the procedures related to the equity transfer, including but not limited to the procedures for industrial and commercial registration of changes as required by laws and regulations of China.

Article 6  Representation and Warranty

6.1    Party A hereby represents and warrants that:

6.1.1                     It has full capacity for civil rights and conduct, which is sufficient for it to assume full liability for all its obligations hereunder.

6.1.2                     The equity of the Target Company transferred to Party B hereunder is legally owned, and fully and effectively subject to free disposal, by it.

6.1.3                     It owns full and legitimate rights, powers and authorizations necessary for its signing hereof and its fulfilling of its obligations hereunder.

6.1.4                     Its signing and deliver of this Agreement, completion of the equity transfer hereunder, as well as the performance of and compliance with the provisions hereof: (i) do not violate any laws or regulations, or any judicial or administrative orders, rulings, judgments or rulings that it is subject to; (ii) do not result in the violation or constitute the non-performance of any provisions of any agreements, contracts, documents or covenants to which it is a party or which it is bound by.

6.1.5                     All terms and conditions hereof express its true intention and are legally binding on it.

6.2    Party B hereby represents and warrants that:

6.2.1                     It owns full and legitimate rights, powers and authorizations necessary for its signing hereof and its fulfilling of its obligations hereunder.

6.2.2                     All terms and conditions hereof express its true intention and are legally binding on it.

6.3           Party B further acknowledges and undertakes on the matters concerning the Target Company that:

6.3.1                     It has full knowledge and understanding of the current primary businesses of the Target Company, and accepts the equity of the Target Company based on such primary businesses.

6.3.2                     It has full knowledge of all the information concerning the equity transfer and the business of the Target Company that may be significant and need to be disclosed to it.

6.3.3                     After accepting all the equity of the Target Company, it will exercise the rights of shareholders so as to urge the Target Company to continue fully performing all the agreements related to the equity transfer, and cooperate with the procedures for the registration of changes in order to achieve the final closing of the equity transfer.

6.4           From the date hereof, Party A shall no longer assume any liability or obligation as a shareholder of the Target Company, and Party B shall indemnify Party A against any claim arising from such liability or obligation.

Article 7  Costs

7.1           Unless otherwise agreed herein, Party A and Party B shall bear their own costs related to the negotiation, drafting, signing and execution of this Agreement and each document contemplated herein respectively.

7.2           The costs with respect to the registration of the change shall be borne by the Target Company.

7.3           The respective taxes legally payable arising from the collection or payment of equity transfer price hereunder shall be borne by Party A and Party B respectively according to law.

Article 8  Liability for Breach

This Agreement shall be binding on all Parties once it enters into force, and both Parties shall strictly abide by the provisions hereof. Either Party shall be deemed as committing a breach of contract if it fails to perform its obligations hereunder or under any schedules or supplementary agreements, or fails to fully perform its obligations hereunder or thereunder, or violate any of its representations and warranties herein, or any of those representations and warranties is proved to be false, misleading or inaccurate. In such case, the breaching Party shall immediately cease its breach, continue to fully perform its obligations hereunder, ensure the trueness, completeness, accurateness and effectiveness of its representations and warranties, bear the liability for breach and any other legal and economic liabilities arising therefrom, and compensate the breaching Party for any economic losses it has suffered.

Article 9  Transfer

No Party may transfer, or attempt to transfer, any of its rights or obligations hereunder without prior written consent of the other Party.

Article 10 Exclusivity

10.1    Zhang Yi agrees to, in the Exclusive Period (see Article 10.2 below), cooperate exclusively with Ruhnn Cayman or the subsidiaries or affiliates directly or indirectly controlled by it (collectively, “Group Company”) within the business scope of sales of women’s apparel on e-commerce platforms (“Exclusive Cooperation Scope”). Specifically, within Exclusive Cooperation Scope, Zhang Yi shall only provide publicity and endorsement services for online stores engaged in the sales of women’s apparel on the business platforms controlled by the Group Company. For the avoidance of doubt, the Exclusive Cooperation Scope should be limited to the sales of women’s apparel on e-commerce platform, excluding the sales of cosmetics and others.

10.2    The term “Exclusive Period” mentioned in Article 10.1 refers to the following period (whichever is later): (i) the period of five (5) years commencing from the date of the completion of the IPO of Ruhnn Cayman; or (ii) the period from the date of the completion of the IPO of Ruhnn Cayman to the date when the shares of Ruhnn Cayman Zhang Yi beneficially owns, directly or indirectly, accounts for less than five percent (5%) of the total number of shares issued by Ruhnn Cayman.

10.3    All Parties acknowledge that any other exclusive agreements or arrangements between Zhang Yi or Party A, Party B, Ruhnn Cayman or any other Group Company relating to exclusive cooperation prior to the date hereof shall be terminated and become invalid from the effective date of the said Exclusive Period.

10.4    For the avoidance of doubt, the effectiveness or termination of the obligations set out in this Article 10 shall not subject to whether the transfer of equity of the Target Company specified herein has been completed.

Article 11 Confidentiality

Unless expressly stipulated by relevant laws and regulations (including but not limited to the laws and regulations of the place where Party B or any of its affiliates it listed or the disclosure requirements of the exchange), no Party shall, without prior written consent of the other Party, disclose to any third party any non-public information contained in the information and materials provided by the other Party for the purpose of signing and performance of this Agreement, whether before or after the closing of the equity transfer. Each Party agrees that it shall only permit the access of its employees, agents, legal and financial advisers to such information to the extent necessary for the duly performance of its obligations hereunder.

Article 12 Force Majeure

12.1    If any Party fails to perform or delays in performing its obligations hereunder due to earthquakes, typhoons, fires, wars or other unforeseen and uncontrollable events of force majeure whose consequences cannot be prevented or avoided, such obligations shall be suspended during the duration of force majeure and the period of performance shall be automatically extended based on the said suspension time. The Party suspending performance shall not be liable for breach of contract.

12.2    The Party affected by force majeure shall notify the other Party in writing of the occurrence of force majeure within 5 days after its occurrence, and shall make every effort to take all reasonable and necessary measures to reduce the adverse effects caused by the event. Any loss caused to the other Party by breach of such obligation shall be borne by the breaching Party.

12.3    After the elimination of force majeure, the Party suspending performance due to force majeure shall continue to fulfil its obligations hereunder.

Article 13 Notification

13.1    All notices or communications hereunder shall be sent by the Parties in writing and by fax, express or registered mail (receipt required) to the following addresses:

Party A’s addressee: Sheng Jing

Fax number: None

Email: ######

Mailing address: Qianshuiwan City Garden 5-2-1401, Gongshu District, Hangzhou City, Zhejiang Province

Party B’s addressee: Sun Lei

Fax number: None

Email: ######

Mailing address: 7-1 Hongpu North Road, Hangzhou City, Zhejiang Province

13.2    The said notices shall be deemed to have been served at the following time:

In case of a notice sent by fax, telex or email, the moment when it is so sent; in case of a notice sent by personal delivery, the moment when it is so delivered; in case of a notice sent by mail, the day after the seven Business Days after the date of delivery.

13.3    Either Party may change the above-mentioned addressee, mailing address and fax number after notifying the other Party in writing.

Article 14 Governing Law

The performance and interpretation hereof shall be governed by and construed in accordance with the laws of China (for the purposes hereof, it does not include Hong Kong, Macao and Taiwan).

Article 15 Dispute Settlement

15.1    Any dispute, controversy or claim arising from or relating to the Agreement, or the performance, interpretation, breach, termination or validity of this Agreement shall be settled through friendly negotiation. Such negotiation shall commence immediately after either Party serves a written request for negotiation specifying the dispute, controversy or claim to the other. If the dispute cannot be settled within 30 Business Days after the aforesaid notice is served, the dispute shall be submitted to arbitration after either Party sends a notice to the other Party requesting so.

15.2    Any dispute relating to this Agreement that has not been settled through consultation shall be submitted by the Parties to the Shanghai International Arbitration Center for a binding arbitration award in accordance with the rules in force from time to time. The arbitration shall be conducted in Shanghai, and the arbitral award shall be final and binding on all Parties. Neither Party shall resort to legal proceedings or other institutions to change its award. The arbitration fee shall be borne by the losing Party.

15.3    During the period when the dispute is being settled, the Parties shall continue the performance this Agreement in all other respects except for the matters in dispute.

Article 16 Miscellaneous

16.1    Any unspecified matter herein shall be settled by both Parties through friendly consultation with a written supplementary agreement signed after consensus. Such supplementary agreement shall have the same legal effect as this Agreement.

16.2    Any amendment hereto shall only take effect after it is made in writing and signed by both Parties.

16.3    The invalidity of any clauses hereof shall not affect the validity of other clauses.

16.4    This Agreement shall enter into force upon signature by the Parties or their representatives.

16.5    This Agreement is in quadruplicate, with the Target Company holding one, each of Party A and Party B holding one, and the fourth used for registration with the Registration Authority. Each copy shall have the same legal effect.

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(It is the signing page of the Equity Interest Transfer Agreement of Hangzhou Dayi E-commerce Co., Ltd.)

In Witness Whereof, this Agreement has been signed by Party A, Party B and Party C on the date first written above.

Party A: Hangzhou Wunai Yidui Trade Co., Ltd. (Seal)

[Company seal is affixed]

Signature of Legal Representative:	/s/ Zhang Yi

Party B: Hangzhou Hanyi E-commerce Co., Ltd. (Seal)

[Company seal is affixed]

Signature of Legal Representative:	/s/ Sun Lei

Party C: Zhang Yi

Signature:	/s/ Zhang Yi